EXHIBIT 24

POWERS OF ATTORNEY

The undersigned directors of OMNICARE, INC. ("Company") hereby appoints JOEL F. GEMUNDER, JOHN L. WORKMAN and CHERYL D. HODGES as his/her true and lawful attorneys-in-fact for the purpose of signing the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and all amendments thereto, to be filed with the Securities and Exchange Commission.  Each of such attorneys-in-fact is appointed with full power to act without the other.

/s/ John T. Crotty	February 18, 2010
John T. Crotty	Date

/s/ Steven J. Heyer	February 23, 2010
Steven J. Heyer	Date

/s/ Sandra E. Laney	February 17, 2010
Sandra E. Laney	Date

/s/ Andrea R. Lindell, Ph.D., RN	February 18, 2010
Andrea R. Lindell, Ph.D., RN	Date

/s/ John H. Timoney	February 18, 2010
John H. Timoney	Date

/s/ James D. Shelton	February 20, 2010
James D. Shelton	Date

/s/ Amy Wallman	February 17, 2010
Amy Wallman	Date